Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Backblaze, Inc.
San Mateo, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-260991 and No. 333-263903) of Backblaze, Inc. of our report dated March 31, 2023, relating to the financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
San Jose, California

March 31, 2023